UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2015

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 15, 2015, we entered into a Director Agreement with John Zimmerman.

The Agreement provides Mr. Zimmerman will be compensated as follows:

    A. Expenses. The Company will reimburse the Director for reasonable travel and other       incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company.

    B. Stock Options. The Company shall award to the Director 166,560 shares of Common Stock pursuant to the Company's 2015 Stock Incentive. The table below sets forth the award date, amount and vesting date.

Date of Award	Number of Shares	Date of Vesting
April 15, 2015	20,820	July 15, 2015
July 16, 2015	20,820	October 16, 2015
October 17, 2015	20,820	January 17, 2016
January 18, 2016	20,820	April 18, 2016
April 19, 2016	20,820	July 19, 2016
July 20, 2016	20,820	October 20, 2016
October 21, 2016	20,820	January 21, 2017
January 22, 2017	20,820	April 22, 2017
Total	166,560

If the Director is a Director both at the Date of Award and Date of Vesting, the shares for each award in the Table above shall be fully vested, a certificate representing the shares shall be issued and shall be non-forfeitable. If the Director is not a Director at the Date of Award, the shares for each award in the Table above at that date and therafter shall not be awarded.  If the Director is a Director at the Date of Award and not at the Date of Vesting, the shares for each such award in the Table above shall be forfeited, no shares shall be issued thereafter and a certificate representing the shares shall not be issued.

The Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning the Agreement.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2015, Mr. John Zimmerman was elected as a Director of the Corporation.

Currently Mr. Zimmerman is the Director of Sales and Marketing at PUE 1.0. Prior to joining PUE 1.0, Mr. Zimmerman held positions as a Project Manager and Business Development Manager for The Brandt Companies, from February 2011 until July 2014. From January 2004 through February 2011, Mr. Zimmerman held the position of Project Manager for TDIndustries.  In these positions, he spent much of his career designing, selling, and building mechanical systems for large-scale commercial buildings.

He obtained a Bachelor's degree in Mechanical Engineering from the University of Texas at Austin.  John also obtained a Master's degree in Building Construction Management from Purdue University, and is a registered Professional Engineer in the State of Texas.

As a member of the Board, John contributes his expertise in mechanical system design and construction in developing mechanical systems to support and optimize the indoor farms of the future.  His mission it to have Indoor Harvest be the leader in research and development of mechanical systems for use in indoor farming, which we believe currently is nearly non-existent.

Exhibits

10.1  Director Agreement with John Zimmerman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: April 15, 2015	By:	/s/ Chad Sykes
Chad Sykes
Chief Executive Officer and Director